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                                                                   EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement of Cardinal Health, Inc. on Form S-8 in respect of the "Cardinal Health, Inc. Profit Sharing and Retirement Savings Plan, as amended" of our report dated July 29, 1999, relating to the Allegiance Corporation consolidated financial statements, which appears on page 6 of the Cardinal Health, Inc. Report on Form 8-K dated May 26, 2000. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 7 of such Report on Form 8-K.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Chicago, Illinois
May 26, 2000